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                                                                   EXHIBIT 10.50



                               [LETTERHEAD OF IBM]



June 8, 2000

Mr. Christopher Cerf
Chief Operating Officer
Edison Schools
521 Fifth Ave.
New York, NY

REF: Letter of Intent

Over the last several months, the International Business Machines Corporation
(IBM) and Edison Schools (Edison) have been in dialogue over strategic implementation of IBM technologies and services at Edison owned and operated schools. Edison and IBM desire to form a long-term cooperative research and business relationship. This Letter of Intent (LOI) is entered into by IBM and Edison as of the 8th day of June, 2000 (Effective Date) and will confirm IBM's and Edison's understanding with respect to our preliminary discussions and summarize the intent and initial scope of our relationship.

Information disclosed during the course of IBM and Edison's discussions will not be considered confidential, despite any statements or legends to the contrary, unless it is disclosed under the terms of a written agreement for exchange of confidential information signed by both parties. IBM and Edison agree that neither company will disclose the fact or content of our discussions to others unless required by law or if both parties agree to do so.

Although IBM and Edison may exchange proposals (written or oral), term sheets, draft agreements or other materials, neither party will have any obligations or liability to the other party unless and until IBM's and Edison's authorized representatives sign definitive written agreements. Exchanged terms are non-binding to the extent they are not included in definitive agreements. Either party can end these discussions at any time, for any reason, and without liability to the other. Each party remains free to negotiate or enter into similar relationships with others.

Any business decision either party makes in anticipation of definitive agreements is at the sole risk of the party making the decision, even if the other party is aware of, or has indicated approval of, such decision.

Each party will be responsible for its own expenses and costs related to these discussions. Neither party is authorized to make any commitments or statements on behalf of the other party.

Neither party shall identify, either expressly or by implication, this relationship, the other party or use any of the other party's names, trademarks, trade names, services marks, or other proprietary marks in any marketing material, advertising, press releases, publicity matters or other promotional materials without the other party's prior written approval.

The substantive laws of the State of New York govern this LOI.
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-   IBM has designated and approved Edison to participate in the EoN Incubator program. As a consequence of Edison's participation in this program, IBM intends to engage in collaboratively designing, piloting, and implementing an electronic campus, consisting of a thin school design minimizing the necessity for local server and support infrastructure, a student educational appliance incorporating low maintenance and rich Web browsing ability with some off-line functionality and a cost structure consistent with making a unit available for every student both in school and at home under current economics, as well as a teacher appliance for accessing classroom and curriculum management software. IBM agrees to use reasonable efforts to achieve initial roll out of these technologies for Fall 2001; however, IBM makes no guarantee that such technologies will be available at that time

- IBM understands Edison must open schools on time and will use all reasonable efforts to achieve timely delivery of product for Fall 2000. Absent unforeseen circumstances, IBM anticipates complete customer satisfaction.

Edison and IBM will endeavor to execute all definitive agreements, including but not limited to, the IBM Customer Agreement, Statement of Work, and Strategic Alliance Agreement by June 30, 2000.

This LOI is our complete and exclusive understanding on this subject and supersedes all proposals or other prior agreements, oral or written, and all other communications between the parties relating to this subject. This LOI can only be modified by a writing signed by each party that states it amends this LOI. The parties indicate their agreement to the terms of this LOI by signing below.


Accepted and Agreed to:                               Accepted and agreed to:

Edison Schools                                        International Business
                                                      Machines Corporation




/s/ Christopher Cerf                                  /s/ Sean Rush
--------------------------                            -------------------------
Christopher Cerf                                      Sean Rush
Chief Operating Officer                               General Manager,
Edison Schools                                        Global Education
                                                      IBM Corporation